UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
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BELLSOUTH CORPORATION

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March 31, 2006
To: All BellSouth employees
BellSouth files merger approval documents with state and federal agencies
Today, BellSouth and AT&T made state and federal regulatory filings that initiate the nine- to 12-month approval process for reviewing and approving the proposed merger between the two companies. These filings are a significant first step towards gaining the required approval from the appropriate entities to make the merger final.
The Department of Justice (DOJ), the Federal Communications Commission (FCC), and a dozen or so state pubic service commissions (PSCs) are the major players in the approval process. Shareholders of both companies will also vote on the merger in special shareholders meetings to be held later this year. The specifics of today’s filings include:
Department of Justice
•	BellSouth filed Hart-Scott-Rodino Premerger Notification forms with the U.S. Department of Justice (DOJ), as required by law. The DOJ will use antitrust laws to evaluate the impact of the merger on competition. After reviewing the data provided by BellSouth and AT&T, it will make a decision to block the merger, clear the merger, or impose remedies such as requiring divestiture of specific assets.
Federal Communications Commission
•	BellSouth and AT&T jointly filed a Public Interest Statement with the Federal Communications Commission (FCC) to initiate its review process. Unlike that of the DOJ, the FCC review includes opportunities for public comments and company responses to those comments. At the end of its review, which the FCC generally tries to limit to 180 days, the commission will issue an order that includes the reasons for the decision it reaches as to whether the merger is in the public interest.
State Public Service Commissions
•	BellSouth and AT&T filed formal petitions with the PSCs in five states in the BellSouth region and 11 out-of-region states whose laws assert jurisdiction to approve the transaction and made informational filings with other states served by the companies. In states conducting an approval process, the PSCs will evaluate the merged company’s capability to provide customer service and the public interest benefits of the merger. BellSouth and AT&T also made similar filings with regulators in a handful of foreign countries.
These filings were described in more detail in the March 27 edition of e-Merger News. You can click here to read that edition. Also, the Merger News Web site (http://my.bls.com/merger/) provides the most recent information available on the merger, including the latest Q&As and a channel for submitting questions and feedback related to the merger.

NOTE: In connection with the proposed merger, AT&T intends to file a registration statement on Form S-4, including a joint proxy statement of AT&T and BellSouth, and AT&T and BellSouth will file other materials with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement, including the joint proxy statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration and joint proxy statement, when they become available, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site (www.sec.gov). Copies of AT&T’s filings may also be obtained for free from AT&T at AT&T’s Web site (www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. Copies of BellSouth’s filings may be obtained without charge from BellSouth at BellSouth’s Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, Atlanta, Georgia 30309.
AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T’s directors and executive officers is available in AT&T’s 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T’s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on March 10, 2006, and information regarding BellSouth’s directors and executive officers is available in BellSouth’s 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth’s proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants will be included in the registration and joint proxy statement, and the other relevant documents filed with the SEC when they become available.